Ex 4.2

ZYGO CORPORATION
2002 EQUITY INCENTIVE PLAN
(As Amended Through November 16, 2006)

          1. Purpose. The purpose of the Zygo Corporation 2002 Equity Incentive Plan (the “Plan”) is to establish a flexible vehicle through which Zygo Corporation, a Delaware corporation (the “Company”), can offer equity-based compensation incentives to eligible personnel of the Company or any one or more of its subsidiaries, affiliates or associated entities in order to attract, motivate and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

          2. Types of Awards. Awards under the Plan may be in the form of a. options to purchase shares of the Company’s common stock, $.10 par value per share (“Common Stock”), including options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as Incentive Stock Options (“Non Qualified Stock Options”), b. restricted shares of Common Stock, and c. such other forms (if any) as may be permitted by the Board of Directors of the Company (the “Board”) pursuant to Section 8 of the Plan.

          3. Administration.

          (a) Committee. The Plan shall be administered by the Stock Option and Compensation Committee (the “Committee”) of the Board, provided that the Board may, in its sole discretion, make awards under the Plan, and provided further that, to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of options under the Plan, on such terms and conditions as the Board shall establish from time to time, to employees or consultants of the Company or its subsidiaries or affiliates who are not officers or directors of the Company.

          (b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to i. select the persons to whom awards shall be made under the Plan, ii. make awards to such persons and prescribe the terms and conditions of such awards, iii. construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, iv. prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, v. correct any defect, supply any omission and reconcile any inconsistency in the Plan, vi. amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, vii. carry out any responsibility or duty specifically reserved to the Committee under the Plan, and viii. make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

          (c) Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent it shall be judicially determined, and from which no appeal is available, that any such loss, cost, liability, damage or expense is attributable to such person’s fraud or willful misconduct.

          4. Share Limitations.

          (a) Aggregate Award Limitation. Subject to adjustment pursuant to Section 11 of the Plan, the aggregate number of shares of Common Stock that may be issued under the Plan is 3,300,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an option that terminates, expires or is canceled, (ii) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (iii) shares represented by other-equity based awards that are forfeited, canceled or otherwise terminated, and (iv) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

          (b) Individual Award Limitation. Subject to adjustment pursuant to Section 11 of the Plan, the maximum number of shares of Common Stock with respect to which options may be granted under the Plan to any employee during any calendar year shall be 75,000.

          5. Eligibility. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of its subsidiaries, affiliates or associated entities (collectively with the Company, the “Company Group”), all as the Committee may select. In making awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient’s previous and/or expected future contributions to the business of any member of the Company Group and such other factors as the Committee deems relevant under the circumstances.

          6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

          (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the par value per share on the date of grant, provided that, in the case of an Incentive Stock Option, the exercise price may not be less than the Fair Market Value (as defined in Section 9 of the Plan) per share on the date of grant (or, in the case of an Incentive Stock Option granted to an optionee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “subsidiary” or “parent” of the Company within the meaning of Section 424 of the Code, 110% of such Fair Market Value).

          (b) Term of Options. No option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

          (c) Exercisability of Options. Subject to the provisions of the Plan, the Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, subject to the optionee remaining in the continuous employment or other service with the Company Group, all as determined by the Committee, following the date of grant.

          (d) Method of Exercise. Once vested and exercisable, an option may be exercised by transmitting to the Company i. a notice specifying the number of shares to be purchased and ii. payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 12 of the Plan, as determined by the Committee. As determined by the Committee, in its sole discretion, payment of the exercise price of an option in whole or in part may also be made (1) if the Common Stock is publicly traded, by means of any cashless exercise procedure approved by the Committee, (2) in the form of unrestricted shares of Common Stock which, (x) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law (including a promissory note of the optionee) which the Committee determines to be consistent with the purposes of the Plan or (4) any combination of the foregoing.

          (e) Termination of Employment or other Service. Unless otherwise determined by the Committee at grant or, if no rights of the optionee are thereby reduced, thereafter, the following rules apply with regard to options held by an optionee at the time of his or her termination of employment or other service with the Company Group:

          (i) Termination by Reason of Death. If an optionee’s employment or other service with the Company Group is terminated due to his or her death, then 1. that portion of an option, if any, which is exercisable on the date of termination shall remain exercisable by the optionee’s beneficiary during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and 2. that portion of an option, if any, which is not exercisable on the date of termination shall thereupon terminate.

          (ii) Termination for Cause. If an optionee’s employment or other service is terminated by the Company Group for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, any option held by the optionee (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for “Cause” means 1. in the case where there is no employment, consulting or similar service agreement between the optionee and the Company Group or where such an agreement exists but does not define “cause” (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the optionee’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties, or 2. in the case where there is an employment, consulting or similar service agreement between the optionee and the Company Group that defines “cause” (or words of like import), a termination that is or would be deemed for “cause” (or words of like import) as classified by the Company Group, in its sole discretion, under such agreement.

          (iii) Other Termination. If an optionee’s employment or other service with the Company Group terminates for any reason other than those described in Section 6(e)(i) or 6(e)(ii) above, then: 1. that portion of an option, if any, which is exercisable on the date of termination shall remain exercisable by the optionee during the ninety (90) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and 2. that portion of an option, if any, which is not exercisable on the date of termination shall thereupon terminate.

          (f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued.

          (g) Buy Out and Settlement. Unless prohibited by Section 6(h) (relating to repricing of options), the Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

          (h) No Repricing of Options. Unless approved by the Company’s stockholders, the Committee may not reduce the exercise price for shares covered by an outstanding option granted under the Plan, whether directly or in any other manner which constitutes a “repricing” under applicable stock exchange rules or financial accounting principles.

          7. Restricted Stock. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

          (a) Purchase Price. The purchase price payable for shares of restricted stock may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. In the sole discretion of the Committee, loans may be made to a recipient in connection with the purchase of restricted stock.

          (b) Restrictions and Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

          (c) Rights as a Stockholder. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

          (d) Stock Certificates for Restricted Stock Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company’s stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

          (e) Lapse of Restrictions. If and when the vesting conditions and other restrictions applicable to a restricted stock award are satisfied or expire and upon the recipient’s payment of any taxes due thereon in accordance with Section 12 of the Plan, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

          (f) Termination of Employment or Other Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, upon the termination of a recipient’s employment or other service for any reason or no reason, any shares of restricted stock which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

          8. Other Equity-Based Awards. Without further action by the stockholders of the Company, the Board may, in its sole discretion, amend the Plan to authorize the Committee to grant other types of equity-based awards under the Plan, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of restricted stock units, stock appreciation rights and dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States.

          9. Fair Market Value. For purposes of the Plan, “Fair Market Value” on any date shall be equal to the closing sale price per share as published by a national securities exchange or NASDAQ National Market on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange or NASDAQ National Market on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or NASDAQ National Market or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

          10. Non-Transferability. Stock options granted under the Plan may not be transferred by the optionee other than upon the optionee’s death to a beneficiary designated by the optionee in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. All stock options shall be exercisable during the optionee’s lifetime only by the optionee (or, in the event of the optionee’s incapacity, his or her guardian or legal representative). Shares of restricted stock granted under the Plan may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a stock option is transferable in whole or part in a gratuitous transfer to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

          11. Adjustments Upon a Capital Change. Subject to Section 17, upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of the Company (a “Capital Change”), an equitable substitution or adjustment may be made in (g) the aggregate number and/or kind of shares reserved for issuance under the Plan, (h) the maximum number and/or kind of shares with respect to which options may be granted under the Plan to any employee during any calendar year, (i) the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Plan, and (j) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock or any other equity-based awards granted under the Plan, in each case as may be determined by the Board, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Board, in its sole discretion. Without limiting the generality of the foregoing, but subject to Section 17, in connection with a Capital Change, the Board may provide, in its sole discretion, on a case by case basis, for: (A) the cancellation of any outstanding awards (i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable; or (B) in the event of a liquidation or reorganization of the Company (including a merger, consolidation or sale or distribution of assets of the Company), the termination of any outstanding options upon notice given at least thirty (30) days prior to the effective date of the transaction, provided that such vested and exercisable options (or, in the Board’s discretion, all options whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto. In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Notwithstanding the foregoing, if, in connection with a Capital Change, outstanding awards are substituted or adjusted pursuant to part (d) of the first sentence of this Section 11, then the vesting conditions of the original award will continue to apply to the adjusted or substituted award and, absent a termination of employment or service following such Capital Change, vesting under the adjusted or substituted award will not be accelerated.

          12. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (k) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (1) the Company Group shall be entitled to require that the recipient remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 12 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

          13. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 11 of the Plan, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of the Company’s stockholders. The

Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no amendment which would affect adversely the rights of the holder of any outstanding award may be made without the consent of such holder.

          14. General Provisions.

          (a) Compliance with Law. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representation. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

          (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (d) No Employment or other Service Rights. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with any one or more of the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service with the Company Group.

          (e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

          15. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

          16. Term of the Plan. The Plan shall become effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve (12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

          17. Change in Control of the Company. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 17 shall govern and supersede any inconsistent terms or provisions of the Plan.

          (a) Definitions.

          (i) Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

          (A) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty per cent (40%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          (B) The consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

          (C) The individuals who, as of July 1, 2006, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          (D) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          (ii) Cause. For purposes of this Section 17 only, the term “Cause” shall mean (A) conviction of a felony or (B) engaging in conduct constituting willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

          (iii) Good Reason. For purposes of this Section 17, the term “Good Reason” shall mean any of the following events or conditions occurring with respect to a participant at any time following a Change in Control:

          (A) a reduction in the participant’s base salary or any failure to pay the participant compensation or benefits to which he or she is entitled within fifteen days of the date due;

          (B) a relocation by the Company or the acquiring or successor company of the participant’s principal place of employment by more than fifty miles;

          (C) a material diminution of the position, status or duties of the participant’s employment or of the participant’s working conditions; or

          (D) the failure by the Company or an acquiring or successor company to provide the participant with compensation and benefits, in the aggregate, substantially equivalent to those in effect immediately prior to the Change in Control.

          (b) Effect of Change in Control on Certain Awards.

          (i) If, following a Change in Control, the Company is not the surviving corporation and the surviving corporation or the acquiring corporation (such surviving corporation or acquiring corporation being hereinafter referred to as the “Acquiror”) does not assume the then outstanding options or other awards under the Plan or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards, then all such awards that are not so assumed or substituted shall become immediately and fully vested and, as applicable, exercisable immediately prior to the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for the payment in cash and/or in kind to be made to each participant for the cancellation of any outstanding options or other awards upon the consummation of the Change in Control, based upon the fair market value of the consideration received in such Change in Control by the Company’s stockholders in exchange for their Common Stock. If this provision applies, any outstanding award that is not exercised will terminate and be of no further force or effect at the time of the Change in Control, subject to the right, if any, of the holder to receive a payment under this Section 17(b)(i) in exchange for the cancellation of such award.

          (ii) If the Company is the surviving corporation following a Change in Control, or the

Acquiror assumes outstanding options and/or other awards under the Plan or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such options or other awards, then all such awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan; provided, however, that, if, within twenty-four months following a Change in Control, a participant’s employment is terminated by the Company, the Acquiror or its affiliates without Cause or by the participant with Good Reason, then, upon such termination of employment, all such outstanding options and other awards (or substitutes therefor) shall become immediately and fully vested and, as applicable, exercisable.